UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): February 27, 2007
PEDIATRIX MEDICAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)
Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On February 27, 2007, management of Pediatrix Medical Group, Inc. (the “Company”) concluded, and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved, the conclusion, that the Company’s financial statements for the fiscal years ended December 31, 1995 through and including 2005, the interim periods contained therein, and the fiscal quarter ended March 31, 2006, and all earnings and press releases and similar communications issued by the Company relating to periods commencing on January 1, 1995 and ending on March 31, 2006 should no longer be relied upon. The conclusion was based upon instances of intentional backdating by a former executive officer of the Company that occurred in the granting of stock options prior to 2001, which instances were documented by the Audit Committee’s previously announced review of the Company’s stock option granting practices.
     The Company anticipates that it will follow recent SEC guidance regarding the filing of restated financial statements for errors in accounting for stock options. Accordingly, the Company will include in its Annual report on Form 10-K for the fiscal year ended December 31, 2006, a restated audited Consolidated Balance Sheet as of December 31, 2005 and the related restated Consolidated Statements of Income, Shareholders’ Equity and Cash Flows for each of the fiscal years ended December 31, 2005 and 2004, restated selected financial data for the fiscal years ended December 31, 2002 and 2003, and restated quarterly information for 2005 and the quarter ended March 31, 2006. Additionally, the Company will recognize the cumulative effect of errors in accounting for stock options in periods prior to January 1, 2004 in the opening balances of the Statement of Shareholders’ Equity as discussed in the SEC guidance.
     The restatements are expected to include charges relating to the above mentioned instances of backdating in the periods prior to 2001 and misdating in those and subsequent periods of certain other option grants as a result of process deficiencies. Based on its analysis to date, however, the Company believes that total additional non-cash compensation expense will not exceed the previously announced tentative calculation of $28 million on a pre-tax basis for the 1995 through 2006 period.
     Members of the Company’s management authorized by the Audit Committee have discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
     The Company issued a press release on February 28, 2007, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: March 22, 2007	By:	/s/ Karl B. Wagner
		Name:	Karl B. Wagner
		Title:	Chief Financial Officer